As filed with the Securities and Exchange Commission on September 26, 2002 Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CONECTIV (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or other jurisdiction of incorporation or organization		4931 (Primary Standard Industrial Classification Code Number)	51-0377417 (I.R.S. Employer Identification No.)
800 King Street P.O. Box 231 Wilmington, Delaware 19899 (302) 429-3018 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Thomas S. Shaw
President and Chief
Operating Officer
Conectiv
800 King Street
P.O. Box 231
Wilmington, Delaware 19899
(302) 429-3018

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

COPY TO: Ronald Fisher, Esquire Blank Rome Comisky & McCauley LLP One Logan Square Philadelphia, Pennsylvania 19103 (215) 569-5500
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box, and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [ ]

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
5.30% Series B Notes due 2005	$250,000,000	100%	$250,000,000	$23,000
(1)		Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended
(2)

The proposed maximum aggregate offering price is based on the book value of the notes, as of September 25, 2002, in the absence of a market for them as required by Rule 457(f)(2) under the Securities Act of 1933, as amended.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, September 26, 2002
PROSPECTUS
Conectiv Logo Exchange Offer
Offer to exchange our 5.30% Series B Notes due 2005, which have been registered under the Securities Act of 1933, as amended, for any and all of our 5.30% Notes due 2005
The exchange offer will expire at 5:00 p.m., New York City time, on , 2002, unless extended. _______________

          This prospectus and the accompanying letter of transmittal relate to our offer to exchange up to $250,000,000 in aggregate principal amount of our registered 5.30% Series B notes due 2005, which we refer to as the "exchange notes," for all of our outstanding unregistered 5.30% notes due 2005, which we refer to as the "initial notes." The form and terms of the exchange notes are the same as the form and terms of the initial notes except that the exchange notes will have been registered under the Securities Act of 1933, as amended, and, therefore, are not subject to restrictions on transfer applicable to the initial notes, will bear a different CUSIP number, and will not be entitled to the rights of holders of initial notes under the registration rights agreement. The exchange notes will evidence the same debt as the initial notes and will be issued pursuant to, and will be entitled to the benefits of, the Indenture dated as of May 17, 1999, as supplemented by Supplemental Indenture No. 1 dated as of June 1, 2002, which we refer to as the "indenture," between us and Wachovia Trust Company, National Association (formerly First Union Trust Company, National Association), as trustee, which also governs the initial notes.

Material Terms of the Exchange Offer
•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2002, unless extended
•	In any event, the exchange offer will be open for at least 20 business days.
•	Upon the terms and subject to the conditions of this exchange offer, all initial notes that are validly tendered and not withdrawn will be exchanged.
•	You may withdraw tenders of initial notes at any time before the expiration of the exchange offer.
•	You may only tender the initial notes in denominations of $1,000 and integral multiples of $1,000.
•	If you fail to tender your initial notes, you will continue to hold unregistered, restricted securities and your ability to transfer them will be adversely affected.
•	We will not receive any proceeds from the exchange offer.
•	The exchange of initial notes for the exchange notes should not be a taxable exchange for United States federal income tax purposes
•	The exchange offer is subject to customary conditions.

          The exchange notes will mature on June 1, 2005. Interest on the exchange notes will be payable on each June 1 and December 1, commencing December 1, 2002. The exchange notes will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding and will not be subject to any sinking fund.
                                                                          ______________________
          See "Risk Factors" on page 8 of this prospectus for a discussion of factors that you should consider in connection with the exchange offer.
                                                                         _______________

          We are not making this exchange offer in any state or jurisdiction where it is not permitted.

          Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer, nor determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                    The date of this prospectus is          , 2002.

          This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our exchange notes by any person in any jurisdiction in which it is unlawful for such person to make that offer or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances imply that there has been no change in our affairs or our subsidiaries or that the information set forth in this prospectus is correct as of any date after the date of this prospectus, or that any information incorporated or deemed to be incorporated by reference in this prospectus is correct as of any time subsequent to its date. You should rely only on information contained in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from that contained and incorporated or deemed to be incorporated by reference in this prospectus.

          This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information is available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to Conectiv, 800 King Street, P.O. Box 231, Wilmington, Delaware 19899-0231, Attn: Treasury. Oral requests should be made by telephoning (302) 429-3356. To obtain timely delivery, you must request the information no later than           , 2002, which is five business days before the expiration date of the exchange offer.

Table of Contents
Page
Forward-Looking Statements...........................................................................................................................................	ii
Overview of the Offering..................................................................................................................................................	1
The Company.....................................................................................................................................................................	1
Risk Factors.......................................................................................................................................................................	8
Use of Proceeds................................................................................................................................................................	11
Capitalization.....................................................................................................................................................................	12
Selected Financial Data...................................................................................................................................................	13
Business............................................................................................................................................................................	17
Recent Developments....................................................................................................................................................	18
The Exchange Offer........................................................................................................................................................	19
Description of the Exchange Notes.............................................................................................................................	32
United States Federal Income Tax Consequences...................................................................................................	46
Plan of Distribution.......................................................................................................................................................	49
ERISA Considerations..................................................................................................................................................	49
Additional Information About Us...............................................................................................................................	52
Legal Matters..................................................................................................................................................................	52
Experts..............................................................................................................................................................................	53

Forward-Looking Statements

          The Private Securities Litigation Reform Act of 1995, which we refer to as the "Litigation Reform Act," provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus. Such statements are based on our management's beliefs as well as assumptions made based on the information currently available to our management. When used herein or in the documents incorporated or deemed to be incorporated by reference herein, the words "intend," "will," "anticipate," "estimate," "expect," "believe," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

•

prevailing federal and state governmental policies and regulatory actions affecting the energy industry, including without limitation with respect to allowed rates of return, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power expenses, deregulation of energy supply, unbundling of delivery services, and present or prospective wholesale and retail competition (including without limitation retail wheeling and transmission costs);

•

an increasingly competitive and volatile energy marketplace, including without limitation volatility in market demand and prices for energy, capacity and fuel and competition for new energy development opportunities and other opportunities;

•	potential negative impacts resulting from an economic downturn;
•	ability to secure electric and natural gas supply to fulfill sales commitments at favorable prices;
•	operating performance of power plants;
•	sales retention and growth;
•	population growth rates and demographic patterns; growth in demand, sales and capacity to fulfill demand;
•	the effects of weather;
•	changes in construction or project costs;
•	unanticipated changes in operating expenses and capital expenditures;
•	operating restrictions; increased costs and construction delays attributable to environmental and safety laws, regulations and policies;
•	legal and administrative proceedings (whether civil or criminal) and settlements that influence the company's business and profitability; changes in tax rates or policies or in rates of inflation;
•	restrictions on the ability to obtain financing and other restrictions imposed by the Public Utility Holding Company Act of 1935;
•	capital market conditions, interest rate fluctuations and credit market concerns; and
•	effects of geopolitical events, including the threat of domestic terrorism.

          We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.

          For a discussion of risks involving our business and the exchange offer, see "Risk Factors."

Overview of the Offering

          The following summary contains basic information about us and the exchange notes. It does not contain all the information that is important to you. You should read this entire prospectus and the documents incorporated by reference in this prospectus carefully before making an investment decision. You should also carefully consider each of the risks described in "Risk Factors" before participating in the exchange offer.

          Unless otherwise expressly stated or the context otherwise requires, references to "Conectiv," the "Company," "we," "our" and "us" and similar references mean Conectiv and, when applicable, its consolidated subsidiaries. References to "dollars" and "$" mean United States dollars.

The Company

          We are a wholly-owned subsidiary of Pepco Holdings, Inc. We were formed on March 1, 1998 through a series of transactions with Delmarva Power & Light Company and Atlantic Energy, Inc., the parent of Atlantic City Electric Company. Our primary businesses, through our subsidiaries, are the supply and delivery of electricity and gas in markets subject to price regulation and the supply and trading of electricity and gas in markets not subject to price regulation. Our two largest subsidiaries are public utilities that supply and deliver electricity to their customers under the trade name Conectiv Power Delivery. These subsidiaries supply electric and gas services in parts of Delaware, Maryland, Virginia and New Jersey. Conectiv Energy Holding Company, a subsidiary created in 2000, is engaged in non-regulated electricity production and sales, energy trading and marketing. Our principal executive offices are located at 800 King Street, Wilmington, DE 19801 and our telephone number is 1-800-266-3284.

The Exchange Offer
The Exchange Offer......................

We are offering to issue the exchange notes to satisfy our obligations under a registration rights agreement entered into when the initial notes were issued and sold. We are offering to exchange in denominations of $1,000, and integral multiples of $1,000, principal amount of our exchange notes in exchange for each denomination of $1,000, and integral multiples of $1,000, principal amount of initial notes. As of the date of this prospectus, $250,000,000 aggregate principal amount of initial notes are outstanding. In order for your initial notes to be exchanged, you must validly tender them before the expiration date of the exchange offer. Upon the terms and subject to the conditions of this exchange offer, all initial notes that are validly tendered and not withdrawn before the expiration date of the exchange offer will be exchanged. We will issue the exchange notes to holders promptly after the expiration date of the exchange offer.

Registration Rights Agreement.....

We sold the initial notes on June 4, 2002. The initial purchasers subsequently resold the initial notes in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, which we refer to as the "Securities Act." In connection with the issuance of the initial notes, we and the initial purchasers entered into a Registration Rights Agreement, dated as of June 4, 2002, which we refer to as the "registration rights agreement." You have the right under the registration rights agreement to exchange your initial notes for exchange notes that will be substantially identical in all material respects to the initial notes. See "The Exchange Offer - Terms of the Exchange Offer." Except in limited circumstances, after the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your initial notes. See "The Exchange Offer - Purpose and Effect of the Exchange Offer."

Expiration Date................................

5:00 p.m., New York City time, on            , 2002, unless extended by us in our sole discretion. In any event, the exchange offer will be open for at least 20 business days. See "The Exchange Offer - Expiration Date; Extensions; Amendments."

Accrued Interest on the Exchange Notes and Initial Notes.................

Interest on each exchange note will accrue from the last date on which interest was paid on the initial note surrendered in the exchange offer or, if no interest has been paid on the initial note, from the date of issuance of the initial note. No interest will be paid on the initial notes accepted for exchange, and holders of initial notes whose initial notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the initial notes accrued up to the date of the issuance of the exchange notes.

Conditions to the Exchange Offer....	The exchange offer is subject to certain customary conditions, which we may waive. See "The Exchange Offer-- Conditions."
Consequences of Failure to Exchange Your Initial Notes.....

If you fail to validly tender your initial notes for exchange notes in accordance with the terms of the exchange offer, or withdraw your tender, your initial notes will continue to be subject to transfer restrictions. If you are eligible to participate in the exchange offer and you fail to validly tender your initial notes, or withdraw your tender, you will not have any further rights under the registration rights agreement, including the right to require us to register your initial notes or pay additional interest. See "The Exchange Offer - Consequences of Failure to Exchange."

Shelf Registration Statement........

If we determine that a registered exchange offer is not available or may not be consummated as contemplated by the registration rights agreement with respect to the initial notes because it would violate applicable law or applicable interpretations of the staff of the SEC or, if an exchange offer is for any other reason not consummated with respect to the initial notes by January 14, 2003, which is 30 business days after December 1, 2002, which we refer to as the "effectiveness deadline," we will use our reasonable best efforts to:

• file a shelf registration statement covering resales of the initial notes;
• cause the shelf registration statement to be declared effective under the Securities Act; and
• keep the shelf registration statement effective for a maximum of two years from June 4, 2002, the closing date of the offering of the initial notes.

We will be entitled to require any holder that wishes to include initial notes in a shelf registration statement to furnish us with information regarding that holder and its proposed distribution of the initial notes. See "The Exchange Offer - Purpose and Effect of the Exchange Offer."

Procedures for Tendering Initial Notes...........................................	If you are a holder of initial notes who wishes to accept the exchange offer, you must:
• complete, sign and date the accompanying letter of transmittal in accordance with the instructions contained in the letter of transmittal and this prospectus; and
• mail or otherwise deliver the letter of transmittal together with the initial notes and any other required documentation to the exchange agent at the address set forth in this prospectus.

If you hold initial notes through the Depository Trust Company and wish to accept the exchange offer, you must do so through the Depository Trust Company's Automated Tender Offer Program, pursuant to which you will agree to be bound by the letter of transmittal. See "The Exchange Offer - Procedures for Tendering Initial Notes." By executing or agreeing to be bound by the letter of transmittal, you will be making a number of important representations to us, as described under the "The Exchange Offer - Purpose and Effect of the Exchange Offer."

Please do not send your letter of transmittal or certificates representing your initial notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender initial notes and requests for information should be directed to the exchange agent. See "The Exchange Offer - Exchange Agent."

Guaranteed Delivery Procedures...

Holders of initial notes who wish to tender their initial notes and whose initial notes are not immediately available or who cannot deliver their initial notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent or comply with the procedures for book-entry transfer prior to the expiration of the exchange offer must tender their initial notes according to the guaranteed delivery procedures set forth in "The Exchange Offer - Procedures for Tendering Initial Notes - Guaranteed Delivery."

Special Procedures for Beneficial Owners......................................

If your initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, we urge you to contact that person promptly and instruct the registered holder to tender on your behalf. If your initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your initial notes to the exchange agent, either make appropriate arrangements to register ownership of the initial notes in your name or obtain a properly completed note power from the registered holder. Please note that the transfer of registered ownership may take considerable time.

Withdrawal Rights..........................	You may withdraw the tender of your initial notes at any time prior to 5:00 p.m., New York City time, on , 2002. See "The Exchange Offer - Withdrawal of Tenders."
Acceptance of Initial Notes and Delivery of Exchange Notes..........

We will accept for exchange any and all initial notes which are validly tendered and not withdrawn in accordance with the terms and conditions of the exchange offer prior to 5:00 p.m., New York City time, on                      , 2002. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer - Terms of the Exchange Offer."

Resales of Exchange Notes and Trading Market...........................

We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business;
• you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and
• you are not an affiliate of ours.

This would not apply to any holder that is a broker-dealer that acquired initial notes as a result of market-making activities or other trading activities or directly from us for resale under an available exemption under the Securities Act. Our belief is based on interpretations by the Staff of the SEC set forth in no-action letters. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the Staff of the SEC would make a similar determination with respect to this exchange offer. See "The Exchange Offer - Purpose and Effect of the Exchange Offer."

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes which were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to sell, resale or other transfer of exchange notes. See "Plan of Distribution."

There can be no assurance that an active public market will develop for the exchange notes, or regarding the ability of holders to sell the exchange notes or the price at which holders would be able to sell the exchange notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no public market is anticipated.

United States Federal Income Tax Consequences..........................

The exchange of initial notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. See "United States Federal Income Tax Consequences."

Exchange Agent...........................	Wachovia Trust Company, National Association.
The Exchange Notes
Securities Offered.........................	$250,000,000 in aggregate principal amount of 5.30% Series B notes due 2005.
General........................................

The form and terms of the exchange notes are identical in all material respects to the form and terms of the initial notes except that the exchange notes will have been registered under the Securities Act and therefore, are not subject to the restrictions on transfer applicable to the initial notes, will bear a different CUSIP number, and will not be entitled to the rights of holders of initial notes under the registration rights agreement. The holders of exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for the payment of additional interest in the event we fail to satisfy certain obligations under the registration rights agreement, which rights will terminate when the exchange offer is consummated. See "The Exchange Offer - Purpose and Effect of Exchange Offer." The exchange notes will evidence the same debt as the initial notes and will be entitled to the benefits of the indenture. See "Description of the Exchange Notes."

Maturity Date.................................	June 1, 2005.
Interest Rate..................................

5.30% per annum, accruing from the last date on which interest was paid on the initial notes surrendered in the exchange offer or, if no interest has been paid on the initial notes, from the date of issuance of the initial notes and calculated on the basis of a 360-day year of twelve 30-day months.

No Optional Redemption................	The exchange notes will not be subject to redemption at our option prior to maturity and will not be subject to any sinking fund provision.
Interest Payment Dates...................	June 1 and December 1, commencing December 1, 2002.
Ranking.........................................

The exchange notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The exchange notes are effectively subordinated to all existing and future liabilities, including indebtedness, trade payables, guaranties, lease obligations and letter of credit obligations, of our subsidiaries. See "Description of the Exchange Notes - Ranking."

Limitation on Secured Debt...........

The indenture limits our ability to incur debt secured by a lien upon any shares of stock of Delmarva Power & Light Company or Atlantic City Electric Company without providing that the exchange notes will be equally and ratably secured with such debt. See "Description of the Exchange Notes - Limitation on Secured Debt."

Risk Factors....................................	You should carefully consider each of the factors described in the section "Risk Factors."
Use of Proceeds.............................	We will not receive any cash proceeds from the issuance of the exchange notes. See "Use of Proceeds."

Ratios of Earnings to Fixed Charges
Our ratios of earnings to fixed charges determined under the method prescribed by the SEC are shown below.
		Six Months Ended June 30,	Year Ended December 31,
		2002	2001	2000	1999	1998	1997
	Ratio of Earnings to Fixed Charges(1).......	2.11	3.80	2.33	2.20	2.55	2.72
__________
(1)

Under the method prescribed by the SEC: earnings, including Allowance for Funds Used During Construction, are income from continuing operations plus income taxes and fixed charges, less non-utility capitalized interest and undistributed earnings of equity method investees; and fixed charges include gross interest expense, the estimated interest component of rentals, and preferred stock dividend requirements of subsidiaries. Preferred stock dividend requirements for purposes of computing the ratio have been increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements. The ratios of earnings to fixed charges for the years ended December 31, 1997 through 2001 and the six months ended June 30, 2002 have been restated to reflect discontinued telecommunication operations, substantially all of which were sold in November 2001.

Risk Factors

          You should carefully consider the risks set forth below as well as the other information contained in this prospectus before exchanging your initial notes for the exchange notes offered pursuant to this prospectus. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us may also materially and adversely affect our business operations. See "Forward-Looking Statements."

Risks Relating to Dividend Restrictions Applicable to Subsidiaries

          We are a public utility holding company and do not have any operating income of our own. Thus, our ability to make payments on the exchange notes is dependent generally on dividends received from our subsidiaries, and claims of exchange noteholders will rank junior to those of the creditors of our subsidiaries. In addition to the subsidiaries' future financial performance, and other restrictions applicable to the payment of dividends by companies generally, the ability of subsidiaries to pay dividends to us will be subject to limits imposed by:

•

the Public Utility Holding Company Act of 1935, which prohibits the payment of dividends by a registered holding company such as us, or any of our subsidiaries, out of capital or unearned surplus without the prior approval of the SEC; and

•	the prior rights of holders of existing and future preferred stock, mortgage bonds and other long-term debt issued by the subsidiaries, and other restrictions in connection with other liabilities.
Risks Relating to Our Financial Condition and Earnings

          In addition to risks inherent in the electric and gas utility business, those associated generally with energy markets, and those generally applicable to generation owners and wholesale energy providers, certain factors specific to us and our subsidiaries may adversely affect our financial condition and earnings, including:

•	the net operating results of our energy merchant activities, including the effects of our risk management policies and business strategies, may adversely affect our financial condition and earnings;
•	if we are unable to effect our mid-merit generating strategy, our financial condition and earnings may be adversely affected;
•

delays in new electric generating units becoming operational, the inability to sell (or to sell on favorable terms) the remaining fossil fuel-fired electric generating plants of our subsidiary, Atlantic City Electric Company, which we refer to as "ACE", or to securitize ACE's stranded costs, may adversely affect our financial condition and earnings;

•

a $30 million annualized decrease in ACE's electric rates, effective August 1, 2002, pursuant to the 1999 restructuring of ACE's electric utility business, may adversely affect our financial condition and earnings;

•	the amount of income or loss from venture capital fund subsidiaries in which we hold a limited partner interest, may adversely affect our financial condition and earnings; and
•	expected increases in pension and post-retirement benefit costs, associated primarily with lower forecasted income from pension investments, may adversely affect our financial condition and earnings.

          For further information on the items listed above, consult our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated by reference in this prospectus. See "Additional Information About Us - Incorporation by Reference."

Risks Relating to the Exchange Offer Holders of initial notes who fail to validly tender may experience diminished liquidity after the exchange offer.

          We have not registered nor do we intend to register the initial notes under the Securities Act. Initial notes that remain outstanding after consummation of the exchange offer will remain subject to transfer restrictions under applicable securities laws. Unexchanged initial notes will continue to bear a legend reflecting these restrictions on transfer. Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of initial notes. As initial notes are tendered and accepted in the exchange offer, the principal amount of remaining initial notes will decrease. This decrease will reduce the liquidity of the trading market for the initial notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the initial notes following the exchange offer.

          In order to receive exchange notes, you must follow the exchange offer procedures. You should allow sufficient time to ensure that the exchange agent receives all required documents before the expiration date of the exchange offer. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your initial notes for exchange. See "The Exchange Offer."

Holders of exchange notes may be subject to restrictions or regulatory requirements.

          We believe that you may generally sell exchange notes without complying with the registration requirements of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business;
•	you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and
•	you are not an affiliate of ours.

Our belief is based on interpretations by the Staff of the SEC set forth in no-action letters. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the Staff of the SEC would make a similar determination with respect to this exchange offer. See "The Exchange Offer - Purpose and Effect of the Exchange Offer." If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act.

          In addition, each broker-dealer that receives exchange notes for its own account in exchange for initial notes which were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See "Plan of Distribution."

         "Affiliates" of ours may sell exchange notes only in compliance with the provisions of Rule 144 under the Securities Act or another available exemption from the registration requirements under the Securities Act. See "The Exchange Offer" and "Plan of Distribution."

Use of Proceeds

          The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, initial notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the initial notes, except as otherwise described in the section entitled "The Exchange Offer - Terms of the Exchange Offer." The initial notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization. The aggregate proceeds from the sale of the initial notes in the amount of approximately $248 million (after deducting discounts to the initial purchasers and certain estimated expenses payable by us) were used for general corporate purposes, including, but not limited to, the repayment of short-term debt with an approximate weighted average annual interest rate of 2.85%.

Capitalization (dollars in millions)

          The following table sets forth our actual consolidated capitalization as of June 30, 2002, which reflects the issuance of the initial notes and the retirement of short-term debt with the proceeds from the issuance of the initial notes. The information in the following table should be read in conjunction with the information appearing elsewhere in this prospectus under the caption "Selected Financial Data" and our consolidated financial statements and related notes incorporated by reference in this prospectus.

June 30, 2002
Actual

Short-term debt................................................	$1,058
Long-term debt due within one year....	365
Variable rate demand bonds.................	158
Long-term debt (excluding long-term debt due within one-year).....................	1,484
Preferred stock......................................	201
Common equity.....................................	1,351
Total capitalization...........................	$4,617

Selected Financial Data (dollars in millions, except per share data)

          The selected financial data appearing below should be read in conjunction with our consolidated financial statements and related notes included in our reports that have been incorporated by reference in this prospectus and that have been filed with the SEC. See "Additional Information About Us." The selected financial data appearing below for, and as of, each of the years in the five-year period ended December 31, 2001 have been derived from our audited consolidated financial statements and related notes. The selected financial data appearing below for, and as of, the six months ended June 30, 2001 and 2002 have been derived from our unaudited consolidated financial statements and related notes. Historical results are not necessarily indicative of the results to be expected in the future.

	Six Months Ended June 30,		Year Ended December 31,
	2002(1),(2)	2001(1),(3)	2001(1),(3),(4)	2000(1),(5)	1999(1),(6)	1998(1),(7)	1997(1),(8)
STATEMENT OF INCOME DATA:
OPERATING REVENUES Electric..................................	$ 1,545	$ 1,661	$ 3,539	$ 2,899	$ 2,443	$ 2,204	$ 1,092
Gains on sales of electric generating plants..................	16	297	297	17	--	--	--
Gas......................................	385	1,003	1,466	1,530	816	535	204
Other services........................	206	274	488	542	437	325	119
Total Revenues......................	2,152	3,235	5,790	4,988	3,696	3,064	1,415
OPERATING EXPENSES Electric fuel and purchased energy and capacity..............	1,114	1,131	2,530	1,614	1,169	1,058	445
Gas purchased........................	331	983	1,432	1,446	755	486	153
Operation and maintenance.......	241	236	499	561	579	504	323
Depreciation and amortization....	98	121	229	253	266	238	136
Other...................................	190	203	341	575	534	361	122
Total Operating Expenses........	1,974	2,674	5,031	4,449	3,303	2,647	1,179
OPERATING INCOME.........	178	561	759	539	393	417	236
INTEREST EXPENSE.........	69	93	171	213	177	149	80
INCOME TAXES.................	46	222	253	151	123	118	76
INCOME FROM CONTINUING OPERATIONS...................	62	305	378	204	143	171	107
INCOME FROM CONTINUING OPERATIONS, AS ADJUSTED (9).................	62	309	386	213	153	180	108
BALANCE SHEET DATA:
NET PROPERTY PLANT & EQUIPMENT (INCLUDING GOODWILL)......................	4,057	3,522	3,810	3,808	3,641	4,480	2,324
TOTAL ASSETS...................	6,480	6,774	6,260	6,464	6,138	6,088	3,015
TOTAL COMMON STOCKHOLDERS' EQUITY............................	1,351	1,243	1,264	1,160	1,138	1,843	954
PREFERRED STOCK Not Subject to Mandatory Redemption.......................	36	96	36	96	96	96	90
Subject to Mandatory Redemption........................	0	12	12	24	24	24	0
Company obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely company debentures...	165	165	165	165	165	165	70

	Six Months Ended June 30,		Year Ended December 31,
	2002(1),(2)	2001(1),(3)	2001(1),(3),(4)	2000(1),(5)	1999(1),(6)	1998(1),(7)	1997(1),(8)
DEBT Long-term debt (excluding long-term debt due within one year).............................	1,484	1,953	1,356	2,022	2,125	1,747	984
Long-term debt due within one Year.................................	365	216	398	101	49	81	33
Variable rate demand bonds.....	158	158	158	158	158	125	72
Short-term debt.....................	1,058	783	1,040	710	580	376	23
TOTAL CAPITALIZATION	4,617	4,627	4,429	4,436	4,335	4,457	2,226

STATEMENT OF CASH FLOW DATA:
NET CASH PROVIDED BY (USED BY) OPERATING ACTIVITIES.......................	253	(41)	105	465	310	372	217
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES.....................	(320)	215	74	(278)	(344)	(259)	(157)
NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES.....................	42	53	(250)	(119)	25	(82)	(61)

COMMON STOCK INFORMATION:
Earnings from continuing operations per share of common stock, basic............	$ 0.76	$ 3.63	$ 4.43	$ 2.36	$ 1.46	$ 1.69	$ 1.75
Earnings from continuing operations per share of common stock, basic, as adjusted (9)........................	$ 0.76	$ 3.68	$ 4.53	$ 2.47	$ 1.56	$ 1.78	$ 1.77
Earnings from continuing operations per share of common stock, diluted.........	$ 0.76	$ 3.63	$ 4.41	$ 2.36	$ 1.46	$ 1.69	$ 1.75
Earnings from continuing operations per share of common stock, diluted, as adjusted (9)........................	$ 0.76	$ 3.68	$ 4.51	$ 2.47	$ 1.56	$ 1.78	$ 1.77
Earnings from continuing operations per share of Class A common stock, basic and diluted...........................	$ (0.21)	$ 0.70	$ 1.94	$ 1.06	$ 1.14	$ 1.82	--
Dividends declared per share of:
Common stock...................	$ 0.44	$ 0.44	$ 0.88	$ 0.88	$ 1.045	$ 1.54	$ 1.54
Class A common stock.........	$ 0.75	$ 1.05	$ 1.55	$ 3.20	$ 3.20	$ 3.20	--

(1)	The Selected Financial Data shown above excludes the operating results of the discontinued Telecommunication business segment.
(2)

Due to an insurance claim settlement and revised estimates of certain selling expenses, the estimated 2001 gain on the sale of electric generating plants was increased by $15.8 million before income taxes ($9.4 million after income taxes) and is included in operating revenues.

(3)

Delmarva Power & Light Company sold its ownership interest in nuclear electric generating plants on December 29, 2000 and elected to terminate its NEIL membership in the first quarter of 2001. As a result, Delmarva Power & Light Company received $16.3 million before income taxes ($9.8 million after income taxes), which is classified as a credit in our operation and maintenance expense for 2001.

(4)

In 2001, a gain on the sale of electric generating plants increased operating revenues and operating income by $297.1 million and income from continuing operations by $175.0 million. In 2001, primarily due to recognition of a previously deferred gain on the termination of a purchased power contract, earnings from continuing operations increased by $41.4 million. In 2001, costs related to the merger involving us and Potomac Electric Power Company decreased operating income by $17.0 million and income from continuing operations by $11.0 million.

(5)

In 2000, special charges related to the sale of businesses decreased operating income by $25.2 million and income from continuing operations by $23.4 million. In 2000, a gain on the sale of the ownership interests of Delmarva Power & Light Company in nuclear electric generating plants increased operating income by $16.6 million and income from continuing operations by $12.8 million.

(6)	In 1999, special charges primarily related to asset impairments decreased operating income by $105.6 million and income from continuing operations by $71.6 million.
(7)

Delmarva Power & Light Company and Atlantic City Electric Company became wholly owned subsidiaries of Conectiv, referred to as the "1998 merger" on March 1, 1998. The 1998 merger was accounted for under the purchase method of accounting, with Delmarva Power & Light Company as the acquirer. In 1998 special charges associated with the 1998 merger decreased operating income by $27.7 million, income from continuing operations by $16.8 million, and earnings from continuing operations per share of common stock by $0.18.

(8)

In 1997, the gain on the sale of a landfill and waste-hauling company increased income from continuing operations by $13.7 million and earnings from continuing operations per share of common stock by $0.22.

(9)

Effective January 1, 2002, Conectiv implemented Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). Under SFAS No. 142, goodwill that has not been included in the rates of a regulated utility subject to SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation," is no longer amortized and is reviewed annually for impairment. Conectiv ceased amortizing goodwill that is not included in regulated utility rates, effective January 1, 2002. For more information regarding the reconciliation of income and earnings to amounts adjusted to exclude the amortization of goodwill, see Conectiv's Current Report on Form 8-K dated June 7, 2002.

Note:

Conectiv is in the process of assessing the recent pronouncement issued by the Emerging Issues Task Force (EITF), entitled EITF 02-3 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities." EITF 02-3 addresses the presentation of revenues and expenses associated with "energy trading book" contracts on a gross versus net basis. Previously, the EITF concluded that presentation on a gross basis was acceptable and Conectiv presented the revenues and expenses of its energy trading business on that basis in its public financial disclosures. With the issuance of EITF 02-3 and the subsequent guidance provided by the EITF in June 2002, presentation on a net basis is required, effective for the third quarter 2002 reporting cycle.

Conectiv has not completed its evaluation of the financial statement reclassification required by EITF 02-3. However, Conectiv believes that the implementation of EITF 02-3, because of financial statement line item changes, likely will: (i) materially decrease Conectiv's gross revenues and revenue growth; (ii) result in higher gross margins as a percentage of gross revenues; and (iii) have no impact on its overall financial position or earnings. For the year ended December 31, 2001, Conectiv's commodity trading gross revenues were approximately $1.9 billion; Conectiv expects that a substantial portion of these revenues, and the related expenses, would be eliminated in the reclassification.

Business

General

          We are a wholly-owned subsidiary of Pepco Holdings, Inc. We were formed on March 1, 1998, through a series of merger transactions and an exchange of common stock with Delmarva Power & Light Company, referred to as "DPL," and Atlantic Energy, Inc., the parent of ACE. Our primary businesses, through our subsidiaries, are the supply and delivery of electricity and gas in markets subject to price regulation, referred to as "regulated," and the supply and trading of electricity and gas in markets not subject to price regulation, referred to as " non-regulated." These businesses are weather sensitive and seasonal because sales of electricity are usually higher during the summer months, due to air conditioning usage, and natural gas sales are usually higher in the winter months, when gas is used for space-heating.

          Our two largest subsidiaries, DPL and ACE, are public utilities that supply and deliver electricity to their customers under the trade name Conectiv Power Delivery. DPL provides regulated electric service in Delaware, and portions of Maryland and Virginia and regulated gas service in northern Delaware. ACE provides regulated electric service in the southern part of New Jersey. A transition to market pricing and terms of service for supplying electricity to customers in the regulated service areas of DPL and ACE began in 1999. All of the retail customers of DPL and ACE can now elect to choose an alternative electricity supplier. DPL also supplies and delivers natural gas to its customers.

          Conectiv Energy Holding Company, which we refer to as "CEH," our subsidiary, was formed in 2000. CEH and its subsidiaries are engaged in non-regulated electricity production and sales, energy trading and marketing.

         We are a registered holding company under the Public Utility Holding Company Act of 1935, as amended, referred to as "PUHCA." PUHCA imposes certain restrictions on the operations of registered holding companies and their subsidiaries. Certain aspects of our electric and gas utility businesses are subject to regulation by the Delaware Public Service Commission, referred to as "DPSC," the Maryland Public Service Commission, the New Jersey Board of Public Utilities, the Virginia State Corporation Commission and the Federal Energy Regulatory Commission, referred to as "FERC." Retail gas sales are subject to regulation by the DPSC. Wholesale electricity sales are subject to FERC regulation.

          As a registered holding company, PUHCA requires that we obtain SEC authorization for certain financing transactions. On March 22, 2002, we received SEC authorization to issue up to $750 million of long-term debt for the purpose of refinancing short-term debt. The issuance of the initial notes and exchange notes was and is pursuant to this authorization.

          The information above is only a summary. For additional information about us and our subsidiaries, you should refer to the information and documents described in "Additional Information About Us."

          Our principal executive offices are located at 800 King Street, Wilmington, DE 19801 and our telephone number is 1-800-266-3284.

Recent Developments

Conectiv/Pepco Merger

          On August 1, 2002, Conectiv was acquired by Pepco Holdings, Inc., referred to as "PHI," in a transaction pursuant to an Agreement and Plan of Merger, which is referred to as the "Conectiv/Pepco merger agreement," dated as of February 9, 2001, among PHI (formerly New RC, Inc.), Conectiv and Potomac Electric Power Company, referred to as "Pepco," in which Pepco and Conectiv merged with subsidiaries of PHI, referred to as the "Conectiv/Pepco merger." As a result of the Conectiv/Pepco merger, Conectiv became a wholly-owned subsidiary of PHI.

          Effective with the Conectiv/Pepco merger, Conectiv's credit agreements of $1.035 billion in the aggregate and DPL's credit agreement of $105 million were terminated. PHI entered into a $1.5 billion credit agreement for general corporate purposes, including commercial paper back-up. Under the PHI credit agreement, a borrowing sublimit of $1.0 billion exists for PHI and a borrowing sublimit of $500 million exists for aggregate borrowings by Pepco, DPL, and ACE, limited to $300 million for each such borrower. Conectiv is not a party to the PHI credit agreement. Conectiv expects that its future funding requirements will be satisfied primarily through dividends received from its subsidiaries and funding from PHI.

The Exchange Offer

Purpose and Effect of the Exchange Offer

          On June 4, 2002, we issued and sold the initial notes to the initial purchasers pursuant to a Purchase Agreement dated as of May 30, 2002. The initial purchasers subsequently advised us that they resold the initial notes to "qualified institutional buyers" in reliance on Rule 144A of the Securities Act. In connection with the issuance and sale of the initial notes, we entered into a registration rights agreement with the initial purchasers. Pursuant to the registration rights agreement, we agreed to use our reasonable best efforts to file with the SEC and to cause to become effective a registration statement, which we refer to as an "exchange offer registration statement," with respect to the issuance of the exchange notes. The exchange offer permits the holders of the initial notes, except as described below, the opportunity to exchange their initial notes for exchange notes. The exchange offer is being made to satisfy our contractual obligations under the registration rights agreement. Below is a summary of selected provisions of the registration rights agreement. The summary is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

          Under existing SEC interpretations set forth in no-action letters to third parties, we believe the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act and without compliance with the prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business;
•	you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and
•	you are not an affiliate of ours.

This would not apply, however, to any holder that is a broker-dealer that acquired initial notes as a result of market-making activities or other trading activities or directly from us for resale under an available exemption under the Securities Act. These no-action letters are specific to the facts and circumstances set forth in the letters of the third parties, and the SEC notes that any different facts or circumstances may require a different conclusion. See "-Resales of Exchange Notes and Trading Market."

          Under those existing SEC interpretations, each holder of initial notes participating in the exchange offer will be required to represent to us, among other things, at the time of the consummation of the exchange offer:

•	that any exchange notes received by the holder will be acquired in the ordinary course of business;
•	that the holder has no arrangement or understanding with any person to participate in the distribution of the initial notes or the exchange notes within the meaning of the Securities Act;
•

that the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or, if it is an affiliate, that the holder will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•	if the holder is not a broker-dealer, that the holder is not engaged in, and does not intend to engage in, the distribution of the exchange notes within the meaning of the Securities Act;
•

that if the holder is a broker-dealer, it will receive exchange notes in exchange for initial notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes; and

•

that if the holder is a broker-dealer, it did not purchase the initial notes being tendered in the exchange offer directly from us for resale pursuant to Rule 144A or any other available exemption from registration under the Securities Act.

Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the exchange offer and, therefore, will not be permitted to exchange their initial notes for exchange notes.

          If we determine that a registered exchange offer is not available or may not be consummated as contemplated by the registration rights agreement with respect to the initial notes because it would violate applicable law or applicable interpretations of the staff of the SEC or, if an exchange offer is for any other reason not consummated with respect to the initial notes by January 14, 2003, which is 30 business days after December 1, 2002, which we refer to as the "effectiveness deadline," the registration rights agreement contemplates that we will instead use our reasonable best efforts to file a registration statement covering resales of the initial notes by their holders, which we refer to as a "shelf registration statement," and will use our reasonable best efforts to cause that shelf registration statement to become effective and to keep that shelf registration statement effective for a maximum of two years from June 4, 2002, the closing date of the offering of the initial notes. We will, in the event that we file a shelf registration statement, provide to each holder of an initial note covered by that shelf registration statement copies of the related prospectus and notify each holder when that shelf registration statement becomes effective. A holder that sells initial notes pursuant to a shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with these sales. We will be entitled to require any holder that wishes to include initial notes in a shelf registration statement to furnish us with information regarding that holder and its proposed distribution of the initial notes.

          In addition, any broker-dealer who holds initial notes acquired for its own account as a result of market-making activities or other trading activities, which we refer to as a "participating broker-dealer," who exchanges those initial notes for exchange notes in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. We understand that the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the initial offering of the initial notes, with this prospectus. Under the registration rights agreement, for a period of 180 days following the expiration date of the exchange offer, a participating broker-dealer will be entitled to use this prospectus in connection with the resale of exchange notes.

          In circumstances where the indenture provides for holders of debt securities of any series to vote or take any other action as a single class, holders of initial notes who do not exchange their initial notes for exchange notes and holders of exchange notes will vote or take that action as a single class.

Under the registration rights agreement, we agreed to use our reasonable best efforts to:
•	file an exchange offer registration statement covering the exchange notes with the SEC no later than October 2, 2002, 120 days after the closing date of the offering of the initial notes;
•

cause that exchange offer registration statement to be declared effective by the SEC no later than December 1, 2002, the effectiveness deadline, which is 180 days after the closing date of the offering of the initial notes;

•	keep that exchange offer registration statement effective until the closing of the exchange offer with respect to the exchange notes covered by that exchange offer registration statement; and
•

cause an exchange offer for the notes covered by that exchange offer registration statement to be consummated not later than January 14, 2003, the date that is 30 business days after the effectiveness deadline.

          A "business day" is defined in the registration rights agreement as any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

          The registration rights agreement provides that additional interest will be payable with respect to the initial notes as follows:

(1)

if an exchange offer registration statement with respect to the issuance of the exchange notes or a shelf registration statement with respect to the initial notes is not filed within 120 days after the closing date of the offering of the initial notes, or on or before October 2, 2002, then beginning on the 121st day after June 4, 2002, in addition to the interest otherwise payable on the initial notes, additional interest will accrue and be payable on the initial notes at the rate of 0.25% per annum; or

(2)

if an exchange offer registration statement with respect to the issuance of the exchange notes or a shelf registration statement with respect to the initial notes is not declared effective within 180 days after the closing date of the offering of the initial notes, or on or before December 1, 2002, then beginning on the 181st day after June 4, 2002, in addition to the interest otherwise payable on the initial notes, additional interest will accrue and be payable on the initial notes at the rate of 0.25% per annum; or

(3)	if either:
(a)

we have not issued the exchange notes in exchange for all initial notes validly tendered and not withdrawn in accordance with the terms and conditions of the exchange offer for the initial notes on or prior to January 14, 2003, the date that is 30 business days after the effectiveness deadline; or

(b)

if applicable, a shelf registration statement with respect to the initial notes is declared effective but that shelf registration statement ceases to be effective at any time prior to the expiration of the holding period referred to in Rule 144(k) under the Securities Act (that is, two years after the closing of the offering of the initial notes) or, if earlier, such time as all initial notes covered by that shelf registration statement have been disposed of pursuant to that shelf registration statement or sold to the public pursuant to Rule 144(k) under the Securities Act or cease to be outstanding;

then, in addition to the interest otherwise payable on the initial notes, additional interest will accrue and be payable on the initial notes at the rate of 0.25% per annum from and including (x) the day (whether or not a business day) immediately following the 30th business day after the effectiveness deadline, in the case of subclause (a) above, or (y) the day such shelf registration statement ceases to be effective, in the case of subclause (b) above.

          However, the additional interest rate on the initial notes will in no event exceed 0.25% per annum. In addition, additional interest payable on the initial notes as a result of any of the events or circumstances specified in clause (1), (2) or (3) above will cease to accrue:

•

upon the filing of an exchange offer registration statement with respect to the issuance of the exchange notes or a shelf registration statement with respect to the initial notes (in the case of clause (1) above);

•

upon the effectiveness of an exchange offer registration statement with respect to the issuance of the exchange notes or a shelf registration statement with respect to the initial notes (in the case of clause (2) above); or

•

upon the issuance of exchange notes in exchange for all initial notes validly tendered and not withdrawn in accordance with the terms and conditions of the exchange offer for the initial notes or upon the effectiveness of a shelf registration statement with respect to the initial notes that had ceased to remain effective prior to the expiration of the holding period referred to in Rule 144(k) or, if earlier, such time as all initial notes covered by that shelf registration statement have been disposed of pursuant to that shelf registration statement or sold to the public pursuant to Rule 144(k) under the Securities Act or cease to be outstanding (in the case of clause (3) above), as the case may be.

          Any amounts of additional interest due on the notes pursuant to clauses (1), (2) or (3) above will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the initial notes and to the same person who is entitled to receive those payments of interest on those initial notes. The amount of additional interest payable for any period on the initial notes will be determined by multiplying the additional interest rate, which will be 0.25% per annum, by the principal amount of the initial notes and then multiplying that product by a fraction, the numerator of which is the number of days that the additional interest rate was applicable to the initial notes during that period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          We are entitled to close the exchange offer as long as we have accepted all initial notes validly tendered and not withdrawn in accordance with the terms and conditions of the exchange offer. Initial notes not so tendered in the exchange offer will bear interest at the same rate in effect at the time of issuance of the initial notes, and after consummation of the exchange offer for the initial notes, will not be entitled to additional interest or to further registration rights.

          We are entitled from time to time to require any participating broker-dealers to discontinue the sale or other disposition of exchange notes pursuant to this prospectus twice during any 365 day period, but any such suspension may not exceed 30 days.

          If we file a shelf registration statement with respect to any initial notes, we will be entitled from time to time to require holders of those initial notes to discontinue the sale or other disposition of those notes pursuant to that shelf registration statement twice during any 365 day period, but any such suspension may not exceed 30 days.

Terms of the Exchange Offer

          Pursuant to this prospectus, we are offering, upon the terms and subject to the conditions shown in this prospectus and in the accompanying letter of transmittal, to exchange in denominations of $1,000, and integral multiples of $1,000, principal amount of exchange notes for denominations of $1,000, and integral multiples of $1,000, principal amount of initial notes validly tendered and not withdrawn in accordance with the terms and conditions of the exchange offer, including the procedures described below. Holders may tender their initial notes in whole or in part in denominations of $1,000 and integral multiples thereof.

          The form and terms of the exchange notes are the same as the form and terms of the initial notes except that:

•	the exchange notes will have been registered under the Securities Act and therefore are not subject to the restrictions on transfer applicable to the initial notes;
•	will bear a different CUSIP number; and
•	holders of the exchange notes will not be entitled to the rights of holders of the initial notes under the registration rights agreement, including the right to require us to pay additional interest.

The exchange notes evidence the same indebtedness as the initial notes, which they replace, and will be issued pursuant to, and entitled to the benefits of, the indenture.

          The exchange offer is not conditioned on any minimum principal amount of initial notes being tendered for exchange. We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding after the expiration date in the exchange offer or, as shown under "- Conditions," to terminate the exchange offer and, to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of any such offers or purchases could differ from the terms of the exchange offer. As of the date of this prospectus, $250,000,000 principal amount of initial notes are outstanding.

          Holders of initial notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Initial notes which are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. Holders of initial notes who fail to tender may experience diminished liquidity after the exchange offer.

          If any tendered initial notes are not accepted for exchange because of an invalid tender or the occurrence of particular other events discussed in this prospectus or otherwise, certificates for any such unaccepted initial notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

          Holders who tender initial notes in connection with the exchange offer are required to pay brokerage discounts, commissions and fees, and transfer taxes, with respect to the exchange of the initial notes pursuant to the exchange offer. We will pay all other charges and expenses. See "--Fees and Expenses."

          We make no recommendation to the holders of the initial notes as to whether to tender or refrain from tendering all or any portion of their initial notes in the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of the initial notes must make their own decision whether to tender initial notes pursuant to the terms of the exchange offer, and, if so, the aggregate amount of initial notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their financial position and requirements.

Expiration Date; Extensions; Amendments

          The "expiration date" for the exchange offer is 5:00 p.m., New York City time, on            , 2002 unless we extend the exchange offer. If we do extend the exchange offer, the "expiration date" will be the latest date and time to which the exchange offer is extended. In any event, the exchange offer will be open for at least 20 business days.

          We expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time, to:

•

delay or terminate the exchange offer (whether or not any initial notes have theretofore been accepted for exchange) if we determine, in our sole and absolute discretion, that any of the events or conditions referred to under " -Conditions" has occurred or exists or has not been satisfied with respect to the exchange offer;

•

extend the expiration date of the exchange offer and retain all initial notes tendered pursuant to the exchange offer, subject, however, to the right of holders of initial notes to withdraw their tendered initial notes as described under "-Withdrawal of Tenders"; and

•	waive any condition or otherwise amend the terms of the exchange offer in any respect.

If the exchange offer is amended in a manner determined by us to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the initial notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act and the registration rights agreement.

          Any such delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the exchange agent (any such oral notice to be confirmed promptly in writing) and by making a public announcement. Any announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

          Upon the terms and subject to the conditions of the exchange offer, we will exchange, and will issue to the exchange agent, promptly after the expiration date, exchange notes for initial notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal of Tenders") in accordance with the terms and conditions of the exchange offer.

          In all cases, delivery of exchange notes in exchange for initial notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	initial notes or a book-entry confirmation of a book-entry transfer of initial notes into the exchange agent's account at DTC;
•

a properly completed and duly executed letter of transmittal, or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through DTC's Automated Tender Offer Program for a book-entry transfer, which we refer to as ATOP, with any required signature guarantees; and

•	any other documents required by the letter of transmittal.

Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when initial notes, book-entry confirmations with respect to initial notes and other required documents are received by the exchange agent.

          Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, initial notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent (any such oral notice to be confirmed promptly in writing) of our acceptance of such initial notes for exchange pursuant to the exchange offer. Our acceptance for exchange of initial notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of initial notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving initial notes, letters of transmittal and related documents and transmitting exchange notes to holders who validly tendered initial notes in accordance with the terms and conditions of the exchange offer. Such exchange will be made promptly after the expiration date of the exchange offer. If for any reason the acceptance for exchange or the exchange of any initial notes tendered pursuant to the exchange offer is delayed (whether before or after our acceptance for exchange of initial notes), or we extend the exchange offer or are unable to accept for exchange or exchange initial notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, subject to Rule 14e-1(c) under the Exchange Act, retain tendered initial notes and such initial notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal of Tenders."

Procedures for Tendering Initial Notes

          Valid Tender

          Except as set forth below, in order for initial notes to be validly tendered pursuant to the exchange offer, either (1) (a) a properly completed and duly executed letter of transmittal (or facsimile thereof), or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through ATOP for a book-entry transfer, with any required signature guarantees and any other required documents, must be received by the exchange agent at the address or the facsimile number set forth under "-Exchange Agent" prior to the expiration date and (b) tendered initial notes must be received by the exchange agent, or such initial notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case prior to the expiration date, or (2) the guaranteed delivery procedures set forth below must be complied with.

          If less than all of the initial notes are tendered, a tendering holder should fill in the amount of initial notes being tendered in the appropriate box on the letter of transmittal. The entire amount of initial notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

          If any letter of transmittal, endorsement, note power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person's authority to so act also must be submitted.

          Any beneficial owner of initial notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

          The method of delivery of initial notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery and proper insurance should be obtained. No initial notes, letter of transmittal or other required document should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect these transactions for them.

          Book-Entry Transfer

          The exchange agent will make a request to establish an account with respect to the initial notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC's book-entry transfer facility system should make a book-entry delivery of the initial notes by causing DTC to transfer such initial notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. ATOP is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's system instead of sending a signed, hard-copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender initial notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

          Delivery of documents to DTC does not constitute delivery to the exchange agent.

          Signature Guarantees

          Certificates for initial notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (a) a certificate for initial notes is registered in a name other than that of the person surrendering the certificate or (b) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (a) or (b) above, such certificates for initial notes must be duly endorsed or accompanied by a properly executed note power, with the endorsement or signature on the note power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein) (1) a bank, (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (3) a credit union, (4) a national securities exchange, registered securities association or clearing agency or (5) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 2 to the letter of transmittal.

          Guaranteed Delivery

          If a holder desires to tender initial notes pursuant to the exchange offer and the certificates for such initial notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such initial notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

•	such tenders are made by or through an Eligible Institution;
•

prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, or an electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, setting forth the name and address of the holder of initial notes and the amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered initial notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

•

the certificates (or book-entry confirmation) representing all tendered initial notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers.

          Determination of Validity

          All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered initial notes will be determined by us, in our sole discretion, which determination shall be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders we determine not to be in proper form or the acceptance for exchange of which may, in the view of counsel to us, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "-Conditions" or any defect or irregularity in any tender of initial notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

           Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. No tender of initial notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. None of us, our affiliates, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Resales of Exchange Notes and Trading Market

          Based on interpretations by the staff of the SEC, as set forth in no-action letters, we believe that holders of initial notes who exchange their initial notes for exchange notes may offer for resale, resell and otherwise transfer such exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act. This would not apply, however, to any holder that is a broker-dealer that acquired initial notes as a result of market-making activities or other trading activities or directly from us for resale under an available exemption under the Securities Act. Also, resale would only be permitted for exchange notes that are acquired in the ordinary course of a holder's business, where such holder has no arrangement or understanding with any person to participate in the distribution of such exchange notes and such holder is not an "affiliate" of ours. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to this exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for initial notes under the exchange offer, where such initial notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

          There can be no assurance that an active public market for the exchange notes will develop for the exchange notes, the ability of holders to sell the exchange notes, or the price at which holders would be able to sell the exchange notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no public market is anticipated.

Withdrawal of Tenders

          Except as otherwise provided herein, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on         , 2002, or such date and time to which the exchange offer is extended. In order for a withdrawal to be effective, such withdrawal must be in writing and timely received by the exchange agent at its address or the facsimile number set forth under "-Exchange Agent" or by telegram or telex, prior to 5:00 p.m., New York City time, on             , 2002. Any notice of withdrawal must be sent to the exchange agent by telegram, telex, facsimile transmission or letter and must specify the name of the holder who tendered the initial notes to be withdrawn, include a statement that such holder is withdrawing his election to have such initial notes exchanged, the principal amount of initial notes to be withdrawn, and (if certificates for such initial notes have been tendered) the name of the registered holder of the initial notes as set forth on the initial notes, if different from that of the person who tendered such initial notes. If certificates for initial notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the initial notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of initial notes tendered for the account of an Eligible Institution. If initial notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-Procedures for Tendering Initial Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of initial notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of initial notes may not be rescinded. Initial notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time prior to the expiration date of the exchange offer by following any of the procedures described above under "-Procedures for Tendering Initial Notes."

          All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties. Neither us, our affiliates, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any initial notes which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

Consequences of Failure to Exchange

          Following the consummation of the exchange offer, holders of initial notes eligible to participate but who do not tender their initial notes will not have any further registration rights and their initial notes will continue to be subject to certain restrictions on transfer. Initial notes not tendered in the exchange offer will bear interest at the same rate in effect at the time of original issuance of the initial notes, and after consummation of the exchange offer for the initial notes, will not be entitled to additional interest or to further registration rights. The initial notes that are not exchanged pursuant to the exchange offer will remain restricted securities. Generally, the initial notes may be resold only:

•	to us;
•	pursuant to Rule 144A under the Securities Act;
•	outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act; or
•	pursuant to Rule 144 under the Securities Act or pursuant to some other exemption from registration under the Securities Act.

Accordingly, the liquidity of the market for the initial notes not exchanged could be adversely affected.

Interest on the Notes

           Interest on the exchange notes will be payable on each June 1 and December 1 of each year at a rate of 5.30% per annum, commencing December 1, 2002. The exchange notes will mature on June 1, 2005.

Conditions

          Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any initial notes for any exchange notes and will not be required to issue exchange notes in exchange for any initial notes and, as described below, may at any time and from time to time, terminate or amend the exchange offer, whether or not any initial notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied before the expiration date:

•	a change in the current interpretation by the staff of the SEC which permits resale of exchange notes as described under "-Resales of Exchange Notes;"
•

the institution or threat of an action or proceeding in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	the adoption or enactment of any law, statute, rule or regulation which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; and
•	the issuance of a stop order by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings for that purpose.

          If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, we may, subject to applicable law, terminate the exchange offer (whether or not any initial notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the initial notes. In this case, we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act and the registration rights agreement.

Exchange Agent

          The Wachovia Trust Company, National Association has been appointed as the exchange agent. Delivery of the letters of transmittal and any other required documents and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

By registered or certified mail, overnight courier or hand delivery:
Wachovia Trust Company, National Association
Attn: Semi Selita/Joe Salgado
40 Broad Street
New York, NY 10004

By facsimile:
Wachovia Trust Company, National Association
Attn: Semi Selita/Joe Salgado
Facsimile: (212) 839-7551
Confirm by telephone: (212) 839-7528

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery or withdrawal of tender.

Fees and Expenses

          The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by our officers, directors or employees.

         We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding this prospectus and the related documents to the beneficial owners of the initial notes held by them as nominee or in a fiduciary capacity. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         Holders who tender initial notes in connection with the exchange offer are required to pay brokerage discounts, commissions and fees, and transfer taxes, with respect to the exchange of the initial notes pursuant to the exchange offer. We will pay all other charges and expenses.

Accounting Treatment

          The exchange notes will be recorded at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us as a result of the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes.

Description of the Exchange Notes

          The exchange notes will be issued under an indenture, dated as of May 17, 1999, as supplemented by Supplemental Indenture No. 1, dated as of June 1, 2002, between us and Wachovia Trust Company, National Association (formerly First Union Trust Company, National Association), as trustee, which we refer to as the "indenture." The following summary of selected provisions of the indenture and the exchange notes is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the exchange notes and the registration rights agreement. A copy of the indenture, the forms of certificates evidencing the exchange notes and the registration rights agreement are filed as exhibits to the registration statement of which this prospectus is a part.

          In this section, references to "Conectiv," the "Company," "we," "our" and "us" mean Conectiv, excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. Capitalized terms that are used in the following summary but not defined in this prospectus have the meanings given to those terms in the indenture. The numerical references appearing in parentheses in the following summary are to sections of the indenture.

General

          The indenture provides that we may issue debt securities, which we refer to as "debt securities," under the indenture from time to time in one or more series and permits us to establish the terms of each series of debt securities at the time of issuance. The indenture does not limit the amount of debt securities that we may issue under the indenture. The initial notes were initially offered in the aggregate principal amount of $250,000,000. Under the indenture we may, without the consent of the holders of the initial notes or the exchange notes, "reopen" that series and issue additional notes of that series and exchange any notes of that series from time to time in the future. The exchange notes offered by this prospectus and the initial notes and any additional notes that we may issue in the future upon a reopening will constitute a single series of debt securities under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any other action as a single class, the exchange notes and the initial notes, as well as any additional notes that we may issue by reopening the series, will vote or take that action as a single class.

          The exchange notes are our unsecured and unsubordinated obligations. The exchange notes are not obligations of any of our subsidiaries. See "-Ranking" below.

          The exchange notes will mature on June 1, 2005. Interest on the exchange notes will accrue on the last date on which interest was paid on the initial notes tendered in the exchange offer or, if no interest has been paid on the initial notes, from the date of original issuance, June 4, 2002. No interest will be paid on the initial notes accepted for exchange, and holders of initial notes whose initial notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the initial notes accrued up to the date of the issuance of the exchange notes. Interest accrues at the rate of 5.30% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2002, to the persons in whose names the exchange notes are registered at the close of business on May 15 or November 15, as the case may be, next preceding those interest payment dates.

          Interest on the exchange notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an interest payment date, redemption date or stated maturity date of an exchange note falls on a day that is not a business day, then the related payment of principal, premium, if any, or interest, as the case may be, due in respect of that exchange note on that date need not be made on that date, but may be made on the next succeeding business day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date, redemption date or stated maturity date, as the case may be, to the date of such payment on the next succeeding business day. "Business day" for these purposes means any day, other than a Saturday or a Sunday or a day on which banking institutions are not required to be open in the State of New York, the State of Delaware or the State of North Carolina.

          We have agreed to file an exchange offer registration statement or, in certain circumstances, a shelf registration statement, with respect to the initial notes as discussed below. If we have not filed an exchange offer registration statement or a shelf registration statement by a specified date, if an exchange offer registration statement with respect to the issuance of the exchange notes or a shelf registration statement with respect to the initial notes is not declared effective by a specified date, or if either we have not consummated an exchange offer with respect to the issuance of the exchange notes by a specified date or, if applicable, we do not keep a shelf registration statement with respect to the initial notes effective for a specified period of time, then, in addition to the interest otherwise payable on the initial notes, additional interest, as discussed below, will accrue and be payable on the initial notes until that requirement is satisfied.

          The exchange notes will be issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The exchange notes will be denominated and payable in U.S. dollars.

          The exchange notes, except for those exchange notes exchanged for initial notes in certificated form, will be issued in book-entry form and will be evidenced by registered global certificates without coupons, which we sometimes refer to as "global securities," registered in the name of Cede & Co., as nominee for The Depository Trust Company. Holders of interests in global securities will not be entitled to receive exchange notes in definitive certificated form registered in their names except in connection with a transfer to an institutional accredited investor or in the limited circumstances described below. See "- Global Securities; Book-Entry System" for a summary of selected provisions applicable to the depositary agreements.

          The exchange notes will not be entitled to the benefit of any sinking fund and will not be subject to redemption prior to maturity. Except to the limited extent described below under "-Consolidation, Merger or Sale," the indenture does not contain any provisions that are intended to protect holders of exchange notes in the event of a highly-leveraged or similar transaction affecting us. The indenture does not limit the incurrence of debt by us or any of our subsidiaries.

Payment of Notes (Sections 2.01 and 2.12)

          We may make interest payments on the exchange notes by mailing a check to the address of the holder listed on the security registrar's books, or by wire transfer to the account of any holder, as of the close of business on the regular record date relating to such payment. However, we will pay interest payable at maturity to the person to whom the principal is paid. If we have defaulted in the payment of interest on any exchange note, then we shall pay defaulted interest in any lawful manner. We may pay such defaulted interest to the persons who are holders of exchange notes as of the close of business on a date that will be at least 5 business days prior to the date on which we propose to pay such defaulted interest.

          We will pay principal, premium, if any, and interest on the exchange notes at maturity upon presentation of the exchange notes at the corporate trust office of Wachovia Trust Company, National Association, One Rodney Square, 920 King Street, Wilmington, Delaware, 19801, as paying agent. In our discretion, we may change the place of payment on the exchange notes, and may remove any paying agent and may appoint one or more additional paying agents, including ourselves or any of our affiliates.

Registration and Transfer (Sections 2.05 and 2.08)

          Holders may exchange or transfer exchange notes at the office of the trustee. The trustee acts as our agent for registering exchange notes in the names of holders and transferring notes. We may appoint or remove additional agents or may act as our own agent for this purpose. We may, at our discretion, change the place for registration of exchange or transfer of the exchange notes.

          There will be no service charge for the registration of transfer or exchange of any exchange note but we may require the holder to pay any applicable tax or other governmental charge that may be imposed in connection with the registration of transfer or exchange of exchange notes.

Ranking

          The exchange notes will be our obligations exclusively and will not be the obligations of any of our subsidiaries. Because we are a holding company, substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and the consequent ability to service our debt, including the exchange notes, and to pay amounts due in respect of our other obligations, are dependent upon the results of operations of our subsidiaries and the distribution of funds by those subsidiaries to us. The ability of our subsidiaries to provide funds to us is contingent upon the results of operations and financial condition of those subsidiaries, may be limited by restrictive covenants in various instruments and agreements of those subsidiaries and is subject to various other business considerations.

          Because substantially all of our assets are held by our subsidiaries, our obligations under the exchange notes will be effectively subordinated to all existing and future liabilities, including indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of our subsidiaries. As a result, our rights and the rights of our creditors, including holders of the exchange notes, to receive assets of any subsidiary upon its liquidation or reorganization will be subject to the prior claims of that subsidiary's creditors, except to the extent that we ourselves may be a creditor with recognized claims against that subsidiary, in which case our claims would still be effectively subordinated to any mortgages or other liens on the assets of that subsidiary and would be subordinated to any indebtedness of that subsidiary senior to that held by us. Although some debt instruments to which we and some of our subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both we and our subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

          As of June 30, 2002, we had approximately $1.3 billion of total indebtedness, calculated on an unconsolidated basis, and our subsidiaries had approximately $3.8 billion of total liabilities, excluding liabilities to us and other intercompany liabilities. See "Recent Developments."

Limitation on Secured Debt

          So long as any of the exchange notes or initial notes remain outstanding, we will not create, issue, incur or assume any Secured Debt (as defined below) without the consent of the holders of a majority in principal amount of the outstanding securities of all series, including the exchange notes and initial notes, and tranches with respect to which this covenant is made (all such securities being referred to as "benefited securities"), considered as one class; provided, however, that the foregoing covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if either:

•	We make effective a provision whereby all benefited securities then outstanding will be secured equally and ratably with such Secured Debt; or
•

We deliver to the trustee bonds, notes or other evidences of indebtedness secured by the Lien (as defined below) which secures such Secured Debt in aggregate principal amount equal to the aggregate principal amount of the benefited securities then outstanding and meeting certain other requirements set forth in the indenture.

"Debt," with respect to any person, means the following:
•	indebtedness of such person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such person is obligated to repay such borrowed money, and
•	any guaranty by such person of any such indebtedness of another person.
"Debt" does not include, among other things, the following:
•	indebtedness of such person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services;
•

obligations of such person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such person under generally accepted accounting principles; or

•	liabilities secured by any Lien on any property owned by such person if and to the extent that such person has not assumed or otherwise become liable for the payment thereof.

          "Lien" means any lien, deed of trust, pledge or security interest.

          "Secured Debt," with respect to any person, means Debt created, issued, incurred or assumed by such person which is secured by a Lien upon any shares of stock of Delmarva Power & Light Company or Atlantic City Electric Company, whether owned at the date of the initial authentication and delivery of the notes or thereafter acquired.

Consolidation, Merger or Sale (Sections 4.01 and 4.02)

          The indenture generally permits us to merge, convert or consolidate with or to sell or lease all or substantially all of our assets to another United States based company as long as:

•	the resulting entity expressly assumes all of our obligations under the debt securities and the indenture;
•	immediately after giving effect to the transaction, no Event of Default will have occurred and be continuing;
•	we deliver to the trustee an officer's certificate and legal opinion stating that the transaction complies with the indenture; and
•	certain other conditions, as set forth in the indenture, are met.

          If we merge or consolidate with or sell all or substantially all of our assets to a United States based company, and satisfy the conditions enumerated above, then we will be relieved of all obligations under the indenture and the debt securities, including the exchange notes.

Events of Default (Section 5.01)

          An "Event of Default" under the indenture occurs if:

•	we do not pay interest on debt securities within 30 days after the same becomes due;
•	we do not pay principal of or premium, if any, on debt securities when due;
•

we fail to comply with any of our agreements in the debt securities or the indenture that applies to debt securities and the failure continues for 60 days after receipt of written notice of such failure; or

•	certain events in bankruptcy, insolvency or reorganization occur with respect to us.

Remedies

          Acceleration of Maturity (Sections 5.02 and 5.04)

          If an Event of Default (other than an Event of Default with respect to certain events in bankruptcy, insolvency or reorganization of Conectiv) occurs and is continuing, then either the trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities may declare the principal amount (or if any of the debt securities are discount securities, such portion of the principal amount as may be specified in the terms of such discount securities) of all such outstanding debt securities, together with premium, if any, and accrued interest, if any, to be due and payable immediately by written notice to us (and to the trustee if given by the holders of debt securities).

          If any Event of Default with respect to certain events in bankruptcy, insolvency or reorganization of Conectiv occurs and is continuing, the principal of, and premium, if any, and interest, if any, on all the debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of debt securities.

          With certain exceptions, the holders of a majority in principal amount of the outstanding debt securities may waive an existing Event of Default. If all existing Events of Default have been waived or cured, except nonpayment of any amount that has become due solely because of acceleration, any such acceleration and its consequences shall be automatically rescinded unless such rescission would conflict with any judgment or decree.

          Right to Direct Proceedings (Section 5.05)

          If an Event of Default occurs and is continuing, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee; provided, however, that:

•

such direction does not conflict with any rule of law or with the indenture, and could not involve the trustee in personal liability in circumstances where indemnity would not, in the trustee's sole discretion, be adequate;

•	the trustee determines that such direction does not unduly prejudice the rights of the other holders of outstanding debt securities; and
•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
Limitation on Right to Institute Proceedings (Section 5.06) A holder of debt securities may not pursue any remedy with respect to the indenture or the debt securities unless:
•	the holder provides the trustee with written notice of a continuing Event of Default;
•

the holders of at least 33% in principal amount of the outstanding debt securities make a written request to the trustee to pursue the remedy and offer the trustee reasonable security or indemnity against any loss, liability or expense incurred in compliance with such request;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
•	the holders of a majority of principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request during the 60-day period.

          No Impairment of Right to Receive Payment (Section 5.07)

          Notwithstanding any other provision in the indenture (including remedies which are subject to conditions precedent), each holder of debt securities will have the right to receive payment of the principal of and premium, if any, and interest, if any, on the debt securities when due and to institute suit for the enforcement of any such payment. Such rights may not be impaired or affected without the consent of such holder.

          Notice of Default (Section 6.05)

          If an Event of Default occurs and is continuing and if it is known to the trustee, the trustee will mail to each holder of debt securities notice of the Event of Default, within 90 days after it occurs. The Trust Indenture Act of 1939, as amended, which we refer to as the "Trust Indenture Act," currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines that withholding the notice is in the interests of the holders.

Modification of the Indenture (Sections 5.04, 8.01 and 8.02)

          Modification Without Consent (Section 8.01)

          We and the trustee may amend and/or supplement the indenture or the debt securities without notice to or consent of any holder for any of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to evidence the succession of another entity to us and the assumption by any such successor of our covenants in the indenture and the debt securities;
•	to provide for the procedures required to permit us to utilize, at our option, a non-certificated system of registration for all or any series of the debt securities;
•	to provide collateral security for the debt securities;
•	to add to our covenants for the benefit of all holders of the debt securities of one or more specific series or to surrender any right or power conferred upon us by the indenture; or
•	to make any change that does not adversely affect the rights of any holder of a debt security in any material respect.

          Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders of any debt securities, enter into supplemental indentures to evidence or effect such amendment, change or elimination.

         Modification With Consent (Section 8.02)

          We and the trustee may amend and/or supplement the indenture or the debt securities without notice to any holder but with the written consent of at least a majority in the aggregate principal amount of outstanding debt securities of each series affected by the change. Without the consent of each holder affected, any amendment may not:

•	reduce the amount of outstanding debt securities whose holders must consent to an amendment;
•	reduce the rate of or extend the time for payment of interest on any debt security;
•	reduce the principal of or extend the fixed maturity of any debt security;
•	reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;
•	make any debt security payable in money other than that stated in the debt security; or
•	change the number of holders of debt securities that are required for any waiver of default under the indenture.

          Generally, we may enter into supplemental indentures for other specified purposes, including the creation of a new series of debt securities, without the consent of any holder of debt securities.

Defeasance (Section 7.01)

          We will be discharged from our obligations on the debt securities of any series, or any portion of the principal amount thereof, at any time that we irrevocably deposit in trust with the trustee or any paying agent (other than us) cash or, in the case of a deposit made prior to the maturity of such debt securities, non-redeemable U.S. Government Obligations (as hereinafter defined), or a combination of the two, sufficient to pay the principal of, and premium if any, and interest, if any, due and to become due on such debt securities. If this happens, the holders of debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

          "U.S. Government Obligations" include direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Discharge of Indenture (Section 7.02)

          Upon our request, the indenture will cease to be of any effect when:

•	all previously issued debt securities have been delivered to the trustee for cancellation and have been deemed paid; and
•	all sums payable by us under the indenture have been paid.

Resignation and Removal of the Trustee (Section 6.08)

          The trustee may resign at any time by giving us written notice. The holders of a majority in aggregate principal amount of the then outstanding debt securities may remove the trustee or, as long as no Event of Default has occurred or is continuing, we may remove the trustee.

          No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Evidence of Compliance (Section 3.03 and 12.05)

          Compliance with the indenture is evidenced by written statements of our officers and, in certain cases, we must furnish opinions of counsel. In addition, the indenture requires that we give the trustee, on an annual basis, a brief statement as to our compliance with the conditions and covenants under the indenture.

Global Securities; Book-Entry System

          Initial Notes

          The initial notes were originally offered and sold solely to qualified institutional buyers (as defined in Rule 144A under the Securities Act) pursuant to Rule 144A under the Securities Act, to other institutional accredited investors, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act, and in offshore transactions to persons other than U.S. persons (as defined in Regulation S under the Securities Act) in reliance on Regulation S.

          Rule 144A Global Securities. Initial notes offered and sold to qualified institutional buyers pursuant to Rule 144A were initially issued in the form of registered notes in global form, without interest coupons with a restrictive legend, which we refer to as the "Rule 144A global securities." The Rule 144A global securities were deposited with, or on behalf of, a custodian for The Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

          Regulation S Global Securities. Initial notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S were initially issued in the form of registered notes in global form, without interest coupons, which we refer to as "Regulation S global securities." The Regulation S global securities were deposited with, or on behalf of, a custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear Bank S.A./NV, as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme, Luxembourg ("Clearstream Luxembourg").

          Investors that purchased initial notes pursuant to Regulation S may hold their interests directly through Euroclear or Clearstream Luxembourg, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors may also hold their interests through organizations other than Euroclear or Clearstream Luxembourg that are participants in the DTC system. Euroclear and Clearstream Luxembourg will hold those interests in the Regulation S global securities on behalf of their participants through customer's securities accounts in their respective names on the books of their respective depositaries. These depositaries, in turn, will hold such interests in the Regulation S global note in customers' securities accounts in the depositaries' names on the books of DTC. Beginning 40 days after the date of initial issuance of the initial notes but not earlier, investors may hold such interests through organizations other than Euroclear or Clearstream Luxembourg that are participants in the DTC system.

          Institutional Accredited Investor Certificated Securities. Initial notes originally purchased by or transferred to institutional accredited investors that are not qualified institutional buyers, which we sometimes refer to as "non-global purchasers," were in certificated, registered form without interest coupons with a restrictive legend, which we refer to as "certificated securities." Upon the transfer to a qualified institutional buyer of a certificated security, which was issued to a non-global purchaser, or in accordance with Regulation S, the certificated security will, unless the applicable Rule 144A global security or Regulation S global security has previously been exchanged in whole for certificated securities under limited circumstances as described below, be exchanged for an interest in the applicable global security.

          Exchange Notes

          The exchange notes initially will be issued in the form of registered notes in global form, without interest coupons, which we refer to as "exchange global securities."

          Initial notes held through the book-entry system when exchanged may be represented by one or more exchange global securities. The exchange global securities will be deposited on the expiration date of the exchange offer with the trustee, as custodian of DTC and pursuant to a FAST Balance Certificate Agreement between the trustee and DTC and registered in the name of Cede & Co., as nominee of DTC.

          Initial notes that are in the form of certificated securities when exchanged will be issued in the form of certificated exchange notes. Those certificated notes may, unless the new global notes have previously been exchanged for certificated notes, be exchanged for an interest in the new global notes representing the principal amount of exchange notes exchanged.

          Global Securities

          Collectively, we refer to the Rule 144A global securities, the Regulation S global securities and the exchange global securities as the "global securities."

          Except as set forth below, the global securities may be transferred, in whole and not in part, solely to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for notes in certificated form except in connection with a transfer to an institutional accredited investor or in other limited circumstances as described below.

          All interests in the global securities, including those held through Euroclear or Clearstream Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream Luxembourg may also be subject to the procedures and requirements of such system.

Exchanges Among the Global Securities

          Transfers by an owner of a beneficial interest in the Rule 144A global security or an institutional accredited investor holding certificated securities to a transferee who takes delivery through the Regulation S global security will be made only upon receipt by the trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S under the Securities Act and that, if such transfer is being made prior to the expiration of the restricted period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream Luxembourg.

          Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in the initial global security and will become an interest in the other global security of that series and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Securities

          The descriptions of the operations and procedures of DTC, Euroclear and Clearstream Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

          DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;
•	a "banking organization" within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and
•	a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

          DTC was created to hold securities for its participants (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's direct participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MGBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we collectively refer to as the "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. However, information on this website does not constitute part of this prospectus.

          We expect that, pursuant to procedures established by DTC:

•	upon deposit of each global security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with an interest in that global security, and
•

ownership of beneficial interests in the global securities will be shown on, and the transfer of ownership interests in the global securities will be effected only through, records maintained by DTC (with respect to the interests of participants) and by participants and indirect participants (with respect to the interests of persons other than participants).

          The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

          So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global security for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities (except in connection with a transfer to an institutional accredited investor), and will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global security. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of that global security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

           Payments with respect to the principal of and premium, if any, additional interest, if any, and interest on a global security will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global security. Payments by the participants and the indirect participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

          Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

          Subject to compliance with the transfer restrictions applicable to the initial notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositary; however, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

          Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream Luxembourg as a result of sales of interest in a global security by or through a Euroclear or Clearstream Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC's settlement date.

          Although we understand that DTC, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

          We obtained the information in this section and elsewhere in this prospectus concerning DTC, Euroclear and Clearstream Luxembourg and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

          As described above, beneficial interests in the global securities generally may not be exchanged for certificated securities except in connection with a transfer to an institutional accredited investor. However, DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes will be delivered to the beneficial owners. We also may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be delivered to the beneficial owners.

          We anticipate that those certificated notes will be registered in such name or names as DTC instructs the trustee and that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interest in the global securities. Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the notes and each of them may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

          The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but neither we nor the trustee take any responsibility for the accuracy thereof.

          None of us, the trustee, the exchange agent or any security registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the exchange notes or for the maintaining, supervising or reviewing any records relating thereto.

          Except as provided herein, a beneficial owner of an interest in a global security will not be entitled to receive physical delivery of exchange notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the exchange notes.

Same-Day Settlement and Payment

          So long as DTC continues to make its settlement system available to us, all payments of principal of and premium, if any, and interest on the global securities will be made by us in immediately available funds.

Applicable Law (Section 12.10)

          The exchange notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

          Wachovia Trust Company, National Association (formerly First Union Trust Company, National Association) is the trustee under the indenture. In the ordinary course of business, Wachovia Trust Company, National Association or its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation.

United States Federal Income Tax Consequences

          The following is a summary of the material United States federal income tax consequences of the exchange, ownership and disposition of the exchange notes. It does not purport to be a complete analysis of all the potential tax considerations related thereto. This summary is based on (1) the Internal Revenue Code of 1986, as amended (the "Code"), (2) income tax regulations issued under the Code and (3) associated administrative and judicial interpretations, all as they currently exist as of the date of this prospectus. These income tax laws and regulations, however, may change at any time, and any change could be retroactive to the issuance date of the exchange notes.

          These income tax laws and regulations are also subject to various interpretations, and the Internal Revenue Service (the "IRS") or the courts could later disagree with what we explain in this summary. The IRS has not formally ruled (and we do not intend to seek a ruling) on the tax consequences material to the exchange, ownership and disposition of the exchange notes. Accordingly, the IRS could challenge the opinions expressed in this prospectus concerning these tax consequences, and a court could agree with the IRS.

          Except as otherwise stated in this summary, this summary deals only with exchange notes held as a capital asset (as defined in section 1221 of the Code) by a holder who (a) purchased the initial notes at their "issue price" (as defined in Section 1273 of the Code) in their original offering and (b) is a United States holder (as defined below). This summary does not discuss the tax considerations to subsequent purchasers of the exchange notes.

          This summary does not address any of the tax consequences to holders that are not United States holders or to holders that may be subject to special tax treatment such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, tax-exempt investors or persons that will hold the exchange notes as a position in a "straddle," as part of a "hedge," or as part of a "conversion transaction" or other integrated investment, or persons having a functional currency other than the U.S. dollar. Further, this summary does not address:

•	the United States federal income tax consequences to shareholders in, or partners, members or beneficiaries of, a holder of the exchange notes;
•	the United States federal alternative minimum tax consequences material to the exchange, ownership or disposition of the exchange notes; or
•	any state, local or foreign tax consequences material to the exchange, ownership or disposition of the exchange notes.

          THIS SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

Consequences To United States Holders

          The following is a summary of the United States federal income tax consequences that will apply to you if you are a United States holder of the exchange notes. "United States holder" means a beneficial owner of an exchange note that is:

•	a citizen or resident of the United States;
•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate, the income of which is includible in its gross income for federal income tax purposes without regard to its source, or trust if:
• a court within the United States is able to exercise primary supervision over the administration of the trust; and
• one or more United States trustees have the authority to control all substantial decisions of the trust; or
•	a person whose worldwide income or gain is subject to United States federal income taxation on a net income basis.

          Payments of Interest

          Stated interest on the exchange notes will generally be taxable to you as ordinary income at the time it is paid or as it accrues in accordance with your method of accounting for tax purposes.

          Disposition of Exchange Notes

          Upon the sale, exchange, redemption or other disposition of an exchange note, you generally will recognize gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest described above) and (ii) your adjusted tax basis in the exchange note. A United States holder's adjusted tax basis in an exchange note generally will equal the cost of the exchange note to that holder reduced by any principal payments received by that holder.

          Gain or loss recognized on the disposition of an exchange note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the United States holder's holding period for the exchange note is more than one year. The maximum federal long-term capital gain rate is 20% for noncorporate United States holders and 35% for corporate United States holders. The deductibility of capital losses by United States holders is subject to limitations.

          Consequences of the Exchange Offer

          Because the exchange notes will not differ materially in kind or extent from the initial notes, your exchange of the initial notes for the exchange notes will not constitute a taxable disposition of the initial notes for United States federal income tax purposes. As a result, you will not recognize income, gain or loss on such exchange, your holding period for the exchange notes will generally include the holding period for the initial notes so exchanged, your adjusted tax basis in the exchange notes will generally be the same as your adjusted tax basis in the initial notes so exchanged, and the United States federal income tax consequences associated with owning the initial notes will continue to apply to the exchange notes.

          Backup Withholding

          You may be subject to backup withholding tax (up to 30%) when you receive interest and principal payments on the exchange notes held or upon the proceeds received upon the sale or other disposition of the exchange notes. Certain holders (including, among others, corporations and certain other tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding tax if you are not otherwise exempt and if you:

•	fail to furnish your taxpayer identification number, which, for an individual, is ordinarily his or her social security number;
•	furnish an incorrect taxpayer identification number;
•	are notified by the IRS that you have failed to properly report payments of interest or dividends; or
•	fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the IRS has not notified you that you are subject to backup withholding.

You should consult your personal tax advisors regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Plan of Distribution

         A broker-dealer that is the holder of initial notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities (other than initial notes acquired directly from us or any affiliate of ours) may exchange such initial notes for exchange notes pursuant to the exchange offer; provided that each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were so acquired as a result of market-making activities or other trading activities. We have agreed that for a period of not to exceed 180 days after the effective date of the registration statement (or such shorter period during which broker-dealers are required by law to deliver this prospectus), we will use commercially reasonable efforts to make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale.

          We will not receive any proceeds from any sale of exchange notes by broker-dealers or other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

          For a period not to exceed 180 days after the effective date of the registration statement (or such shorter period during which broker-dealers are required by law to deliver this prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreement (other than brokerage discounts, commissions and fees, and transfer taxes), including the expenses of one counsel for the holders of the initial notes, and will indemnify the holders of the initial notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

ERISA Considerations

          Before making a determination to exchange initial notes for exchange notes, a benefit plan investor subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the "Code"), collectively, an "ERISA Plan", should review the following summary of issues.

          This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

          In contemplating exchanging initial notes for exchange notes, the fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the plan, whether the investment is consistent with the fiduciary responsibility requirements of ERISA. Such considerations include, without limitation, whether:

•	the investment is consistent with the prudence and diversification requirements of ERISA;
•	the fiduciary has authority to make the investment under the governing instrument of the plan and Title I of ERISA;
•	the investment is made solely in the interest of the participants in and beneficiaries of the plan;
•	the acquisition and holding of the exchange notes will result in a non-exempt "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code; and
•	the investment violates ERISA's prohibition on improper delegation of control over or responsibility for "plan assets."

          Fiduciaries of ERISA Plans should also carefully consider the definition of the term "plan assets" in United States Department of Labor ("DOL") Regulations Section 2510.3-101 (the "Plan Asset Regulations"). Under the Plan Asset Regulations, if an ERISA Plan invests in an "equity interest" in a corporation, partnership, trust or another specified entity, the underlying assets and properties of the entity may be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing plan. According to the Plan Asset Regulations, an interest is not an "equity interest" if it is treated as an indebtedness under applicable local law and has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the exchange notes should not be treated as equity interests for purposes of the Plan Asset Regulations.

          Accordingly, the assets of a purchaser should not be treated as the assets of any ERISA Plans investing in the exchange notes.

          In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the plan ("parties in interest" as defined in ERISA or "disqualified persons" as defined in the Code), unless an exemption is available. The DOL has issued prohibited transaction class exemptions ("PTCEs") that may apply to such transactions.

          The PTCEs include, without limitation,

•	PTCE 84-14 respecting transactions determined by independent qualified professional asset managers;
•	PTCE 90-1 respecting insurance company pooled separate accounts;
•	PTCE 91-38 respecting bank collective investment trust partnerships;
•	PTCE 95-60 respecting life insurance company general accounts;
•	PTCE 96-23 respecting transactions determined by in-house asset managers; and
•	PTCE 75-1 respecting principal transactions by a broker dealer.

          Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of ERISA Plans which consider purchasing the exchange notes in reliance on these or any other PTCEs should carefully review such PTCE to assure it is applicable.

          Each purchaser by its purchase of the exchange notes shall be deemed to have represented and covenanted that on each day from and including the date of its purchase of the exchange notes through and including the date of disposition of such exchange notes either (1) that it is not an ERISA Plan, or (2) that the purchase, holding and disposition of such exchange notes does not and will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other similar laws unless an exemption is available with respect to such transaction and the conditions of such exemption have been satisfied.

          Any potential investor that is an insurance company investing assets out of its general account should consider the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. vs. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code, as well as the effect of Section 401 of ERISA and the regulations promulgated thereunder.

          Prospective investors that are ERISA Plans are strongly urged to consult their own ERISA and tax advisors regarding the consequences of acquiring exchange notes.

          The issuance of the exchange notes in exchange for the initial notes to an ERISA Plan pursuant to the exchange offer shall not be deemed a representation by us that this investment meets all relevant legal requirements with respect to ERISA Plans generally or any particular ERISA Plan.

Additional Information About Us

Available Information

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Any such document may be read and copied at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or at the SEC's other public reference facilities located at the New York Regional Office, 233 Broadway, New York, New York 10279 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 to obtain information about the operation of the public reference facilities. The SEC also maintains an Internet website that contains annual and quarterly reports, proxy and information statements and other information about issuers. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov.

Incorporation by Reference

          In this prospectus we incorporate by reference information filed with the SEC, which means we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file with the SEC at a later date will automatically update and supersede statements in this prospectus to the extent that such information modifies or supersedes such statements. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than information furnished by Item 9 of Current Reports on Form 8-K, until the expiration date of the exchange offer:

• Annual Report of Conectiv on Form 10-K for the year ended December 31, 2001;
• Quarterly Reports of Conectiv on Form 10-Q for the respective periods ended March 31, and June 30, 2002; and
• Current Reports of Conectiv on Form 8-K dated January 31, April 2, June 7, July 18, July 25, July 26, and August 2, 2002.

          Copies of any of the documents incorporated by reference in this prospectus, or a copy of the indenture, the form of certificate evidencing the notes or the registration rights agreement are available, at no cost, by writing or telephoning us at the following:

Conectiv 800 King Street P.O. Box 231 Wilmington, Delaware 19899-0231 Attn: Treasury (302) 429-3356
Legal Matters
The validity of the exchange notes will be passed upon for Conectiv by Christie Day Cannon, Assistant General Counsel for Conectiv.
Experts

          The financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated by reference into this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Part II Information Not Required In Prospectus
Item 20.	Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

          Conectiv's restated certificate of incorporation provides for indemnification to the fullest extent permitted by the DGCL to Conectiv's directors and officers.

          In addition, in the event that the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, Conectiv's restated certificate of incorporation provides that the personal liability of Conectiv's directors shall be so eliminated or limited to the fullest extend permitted under the DGCL.

          Conectiv maintains directors and officers' liability insurance to cover certain liabilities, which may be incurred by Conectiv's directors and officers in the performance of their duties.

Item 21.	Exhibits and Financial Statement Schedules
(a)	Exhibits
1	Purchase Agreement dated as of May 30, 2002 between Conectiv and Morgan Stanley Co. Incorporated, as representative of the initial purchasers named therein.
4-A

Indenture between Conectiv and Wachovia Trust Company, National Association (formerly First Union Trust Company, National Association), trustee (incorporated by reference to Conectiv's Amendment No. 1 to Form S-3 filed with the SEC on May 11, 1999).

4-B	Supplemental Indenture dated as of June 1, 2002 between Conectiv and Wachovia Trust Company, National Association, trustee.
4-C	5.30% Note due June 1, 2005.
4-D	Form of 5.30% Series B Note due June 1, 2005.
4-E	Registration Rights Agreement dated as of June 4, 2002 between Conectiv and Morgan Stanley Co. Incorporated, as representative for the initial purchasers named therein.
5	Opinion of Conectiv's counsel.
12	Ratio of Earnings to Fixed Charges.
23-A	Consent of PricewaterhouseCoopers LLP.
23-B	Consent of Conectiv's counsel (included in Exhibit 5).
24	Power of Attorney (included on signature page).
25	Form T-1 Statement of Eligibility of Trustee.
99-A	Form of Letter of Transmittal.
99-B	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99-C	Form of Client Letter.
99-D	Form of Notice of Guaranteed Delivery.
99-E	Form of Form W-9 Instructions and Tax Guidelines (included in Exhibit 99-A).
(b)	Financial Statement Schedules
None
(c)	Report, Opinion or Appraisal Exhibits
None
Item 22.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");
(ii)

Reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for purposes of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on the date indicated.

Date: September 26, 2002	CONECTIV By: /s/ T. S. SHAW Thomas S. Shaw President and Chief Operating Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Shaw and Andrew W. Williams, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and the requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as this Registration Statement has been signed below by the following persons as of September 26, 2002, in the capacities indicated:

Signatures	Title
/s/ JOHN M. DERRICK, JR. John M. Derrick, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ A. W. WILLIAMS Andrew W. Williams	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Director
/s/ JAMES P. LAVIN James P. Lavin	Vice President and Controller (Principal Accounting Officer)
/s/ D. R. WRAASE Dennis R. Wraase	Director
/s/ WILLIAM T. TORGERSON William T. Torgerson	Director
/s/ T. S. SHAW Thomas S. Shaw	Director

EXHIBIT INDEX
1	Purchase Agreement dated as of May 30, 2002 between Conectiv and Morgan Stanley Co. Incorporated, as representative of the initial purchasers named therein.
4-A

Indenture between Conectiv and Wachovia Trust Company, National Association (formerly First Union Trust Company, National Association), trustee (incorporated by reference to Conectiv's Amendment No. 1 to Form S-3 filed with the SEC on May 11, 1999).

4-B	Supplemental Indenture dated as of June 1, 2002 between Conectiv and Wachovia Trust Company, National Association, trustee.
4-C	5.30% Note due June 1, 2005.
4-D	Form of 5.30% Series B Note due June 1, 2005.
4-E	Registration Rights Agreement dated as of June 4, 2002 between Conectiv and Morgan Stanley Co. Incorporated, as representative for the initial purchasers named therein.
5	Opinion of Conectiv's counsel.
12	Ratio of Earnings to Fixed Charges.
23-A	Consent of PricewaterhouseCoopers LLP.
23-B	Consent of Conectiv's counsel (included in Exhibit 5).
24	Power of Attorney (included on signature page).
25	Form T-1 Statement of Eligibility of Trustee.
99-A	Form of Letter of Transmittal.
99-B	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99-C	Form of Client Letter.
99-D	Form of Notice of Guaranteed Delivery.
99-E	Form of Form W-9 Instructions and Tax Guidelines (included in Exhibit 99-A).